LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of The Vantagepoint Funds, a Delaware statutory trust (the “Trust”), hereby constitutes and appoints Angela C. Montez, Secretary of the Trust, Kathryn B. McGrath, Assistant Secretary of the Trust, or any of them, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign the Registration Statement of the Trust on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any or all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as all intents and purposes as she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof. This Limited Power of Attorney shall continue in effect until revoked by the undersigned.

IN WITNESS WHEREOF I have executed this Limited Power of Attorney as of the date set opposite my respective signature.

Signature	Title	Date

/s/ Catherine A. Zaharis	Director	February 16, 2015
Catherine A. Zaharis